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                                                                    Exhibit 99.2

                             FIRST AMENDMENT TO THE

                      CAPITOL BANCORP LTD. 2003 STOCK PLAN

      WHEREAS, Capitol Bancorp Ltd., a Michigan corporation (the "Corporation"), has previously adopted the Capitol Bancorp Ltd. 2003 Stock Plan (the "Plan");

      WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that certain amendments to the Plan are appropriate and in the best interests of the Corporation and its shareholders; and

      WHEREAS, pursuant to the provisions of Section 15 of the Plan and the rules of the New York Stock Exchange (which are applicable to the Corporation), the Board has determined to submit such amendments to the Corporation's shareholders for their approval;

      NOW THEREFORE, the Corporation does hereby amend the Plan, subject to shareholder approval, as follows:

      1. AMENDMENT TO SECTION 3. The first sentence of Section 3 of the Plan is hereby amended to read as follows:

            "Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and granted under the Plan is 2,000,000, plus any forfeited Shares."

      2. EFFECT OF AMENDMENT. This Amendment shall amend only those provisions of the Plan set forth herein, and those Sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect. This Amendment shall become effective as of November 4, 2004, subject to and upon the receipt of the approval of the Corporation's shareholders at the annual meeting of the Corporation's shareholders to be held on May 5, 2005.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment as of March 8, 2005.

                                          CAPITOL BANCORP LTD.


                                          By:   /s/ Joseph D. Reid
                                              -------------------------------
                                                Joseph D. Reid
                                          Its:  CEO and President